Exhibit (a)(1)(O)

September 24, 2009

Re:	Change to the Terms of the Exchange Offer for Shares of Class A Common Stock of Revlon, Inc. and the Extension of the Expiration Date

This letter provides important information concerning the change in the terms of the exchange offer for shares of Class A Common Stock of Revlon, Inc. (“Revlon”), the extension of the expiration date of the exchange offer and details regarding instructing Fidelity Management Trust Company (“Fidelity”) with respect to this exchange offer. It also describes the effect of the extension on your individual account under the Revlon Employees’ Savings, Investment and Profit Sharing Plan (the “Plan”).

Summary of Significant Developments

1.	Revlon has extended the “Expiration Date” of Revlon’s offer to exchange all outstanding shares of Revlon Class A Common Stock (“Class A Common Stock”) for newly-issued shares of Revlon Series A preferred stock, $0.01 par value per share (the “Series A Preferred Stock”), on a one-for-one basis (the “Exchange Offer”), until Wednesday, October 7, 2009.

2.	The financial composition of the Series A Preferred Stock being offered through the Exchange Offer has been changed. Additionally, the “minimum condition” of the Exchange Offer has changed from 10,117,669 shares of Class A Common Stock to 7,500,000 shares of Class A Common Stock. Please read the enclosed Third Amended and Restated Offer to Exchange, dated September 24, 2009, for details on these changes.

3.	As described in the previous Fidelity letter, the deadline for submitting directions to Fidelity with respect to the Exchange Offer has been extended until four business days before the Exchange Offer deadline. Additionally, as described below, participants may now provide their elections to Fidelity using the telephone. Therefore, a Trustee Direction Form or directions via telephone must be received by 12:00 a.m. (midnight) New York City time, on Friday, October 2, 2009, unless the Exchange Offer is further extended.

4.	Fidelity will apply all previously received directions to the new terms of the Exchange Offer. If you have already submitted a Trustee Direction Form with respect to the Exchange Offer and do not wish to change that direction, you do not need to take any action in response to the extension. If you have already provided your direction and wish to change your direction, you must provide a new direction to Fidelity. We have enclosed a new Trustee Direction Form for this purpose. Fidelity will honor the final direction received from a participant, which will be deemed to supersede any previously received direction for the Exchange Offer.

5.	For purposes of the final tabulation, Fidelity will apply your instructions to the number of shares of Class A Common Stock attributable to your account as of October 5, 2009, or as of a later date if the Exchange Offer is further extended.

6.	For participants that provide directions to Fidelity to tender for exchange some or all of their shares of Class A Common Stock prior to the new participant deadline of 12:00 a.m. (midnight), New York City time, on October 2, 2009, a freeze on certain transactions will commence at 4:00 p.m. New York City time, on October 5, 2009. During this freeze, withdrawals, loans, distributions and exchanges out of shares of Class A Common Stock attributable to your Plan account will be unavailable until all processing related to the Exchange Offer has been completed, unless the Exchange Offer is further extended or terminated.

7.	The Exchange Offer may be further extended or amended. You can call Fidelity at 1-800-835-5095 to obtain updated information on expiration dates, deadlines and Class A Common Stock freezes.

As described above, you may now provide your election Fidelity via the telephone. If you wish to use the telephone to provide your directions to Fidelity, you may call 1-800-597-7657 and follow the directions provided during the call. You will be asked to provide the 14-digit control number found on your Trustee Direction Form before you provide your directions to Fidelity. The phone number will be available 24 hours per day through

12:00 a.m. (midnight), New York City time, on October 2, 2009, subject to any extensions of the Exchange Offer shareholder deadline.

Except as set forth above, all other procedures for instructing Fidelity with respect to the Exchange Offer remain the same as described in the Fidelity letter to Plan participants dated August 10, 2009. Revlon’s previously distributed Offer to Exchange, dated August 10, 2009, the Second Amended and Restated Offer to Exchange, dated September 3, 2009, and the enclosed Third Amended and Restated Offer to Exchange, dated September 24, 2009, each of which can also be accessed at www.sec.gov, contain important information concerning the Exchange Offer. Please read all Exchange Offer materials carefully. If you require additional information concerning the procedure to provide Fidelity with your Exchange Offer election, please call Fidelity at 1-800-835-5095.

If you have additional questions concerning the terms and conditions of the Exchange Offer, you may call D.F. King, the information agent for the Exchange Offer, at 1-800-949-2583 (toll-free).

Sincerely,

Fidelity Management Trust Company

TRUSTEE DIRECTION FORM

You can communicate your election to Fidelity as follows:

1. You can mail this form in the enclosed postage-paid return envelope to Fidelity’s tabulation agent at P.O. Box 9142, Hingham, MA 02043;

2. You can overnight the form to Fidelity’s tabulation agent at Tabulator, 60 Research Road, Hingham, MA 02043;

3. You can call Fidelity’s tabulation agent at 1-800-597-7657 and follow the directions provided.

PLEASE NOTE, that any mailed form must be RECEIVED, not just postmarked, by the deadline, in order to be valid.

DIRECTION FORM

REVLON, INC. EXCHANGE OFFER

BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING AMENDED OFFER TO EXCHANGE, LETTER TO PLAN PARTICIPANTS AND ALL OTHER ENCLOSED MATERIALS.

REVLON, INC. HAS COMMENCED AN EXCHANGE OFFER PURSUANT TO WHICH HOLDERS OF SHARES OF REVLON, INC. CLASS A COMMON STOCK (THE “COMMON SHARES”) MAY, ON A VOLUNTARY BASIS, ELECT TO EXCHANGE THEIR COMMON SHARES, ON A ONE-FOR-ONE BASIS, FOR NEWLY-ISSUED SHARES OF REVLON, INC. SERIES A PREFERRED STOCK (THE “PREFERRED SHARES”).

AS A PARTICIPANT IN THE REVLON EMPLOYEES’ SAVINGS, INVESTMENT AND PROFIT SHARING PLAN (THE “PLAN”), ALL OR A PORTION OF YOUR INDIVIDUAL ACCOUNT IS INVESTED IN THE REVLON STOCK FUND WHICH HOLDS COMMON SHARES.

PLEASE USE THIS FORM TO PROVIDE DIRECTION TO FIDELITY MANAGEMENT TRUST COMPANY (“FIDELITY”), THE TRUSTEE OF THE PLAN, AS TO YOUR DESIRE TO PARTICIPATE IN THE EXCHANGE OFFER. NOTE THAT IF YOU DO NOT PROVIDE A DIRECTION TO FIDELITY SO THAT IT IS RECEIVED BY 12:00 A.M. (MIDNIGHT), NEW YORK CITY TIME, ON OCTOBER 2, 2009, UNLESS THE EXCHANGE OFFER IS EXTENDED, THE COMMON SHARES ATTRIBUTABLE TO YOUR ACCOUNT UNDER THE PLAN WILL NOT BE TENDERED FOR EXCHANGE IN ACCORDANCE WITH THE EXCHANGE OFFER, UNLESS OTHERWISE REQUIRED BY LAW.

Date

Please Print Name

Signature

FIDELITY MAKES NO RECOMMENDATION TO ANY PARTICIPANT IN THE PLAN AS TO WHETHER TO DIRECT THE EXCHANGE OF COMMON SHARES FOR PREFERRED SHARES OR NOT. YOUR DIRECTION TO FIDELITY WILL BE KEPT CONFIDENTIAL.

ALSO, NEITHER THE COMPANY, ITS MANAGEMENT, ITS BOARD OF DIRECTORS NOR THE PLAN’S INVESTMENT COMMITTEE MAKES ANY RECOMMENDATION TO YOU WITH RESPECT TO THE EXCHANGE OFFER. IT IS UP TO YOU TO MAKE YOUR OWN INVESTMENT DECISIONS; YOU SHOULD REFER TO THE EXCHANGE OFFER DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE “RISK FACTORS” AS TO THE COMMON SHARES AND THE PREFERRED SHARES; AND YOU SHOULD CONSULT YOUR OWN ATTORNEYS, FINANCIAL ADVISORS AND/OR TAX ADVISORS AS TO LEGAL, FINANCIAL OR TAX ADVICE WITH RESPECT TO YOUR PARTICIPATION IN THE EXCHANGE OFFER.

THIS DIRECTION FORM, IF PROPERLY SIGNED, COMPLETED AND RECEIVED BY FIDELITY’S EXCHANGE OFFER TABULATOR IN A TIMELY MANNER, WILL SUPERSEDE ANY PREVIOUS DIRECTION FORM.

AS REQUIRED BY APPLICABLE LAW, FIDELITY, AS THE PLAN TRUSTEE, WILL DISREGARD YOUR INSTRUCTIONS TO TENDER COMMON SHARES IF IT DETERMINES THAT BY FOLLOWING THEM IT WOULD RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER THE PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (INCLUDING THE LAWS, RULES, REGULATIONS AND INTERPRETATIONS THEREUNDER, “ERISA”).

As of September 21, 2009, the number of Common Shares attributable to your account in the Plan is shown to the right of your address.

In connection with the Offer to Exchange made by Revlon, Inc., dated August 10, 2009, as it has been amended and restated, I hereby instruct Fidelity to offer to exchange the Common Shares attributable to my account under the Plan as of October 5, 2009 for Preferred Shares, unless a later expiration date is announced, as follows (check only one box and complete):

☐ Box 1	I direct Fidelity to offer to exchange ALL of the Common Shares attributable to my account in the Plan for Preferred Shares. Fidelity will round down this election to the nearest number of whole Common Shares and tender such shares into the Exchange Offer; any fractional Common Shares will remain in my account until I direct otherwise.

☐ Box 2	I direct Fidelity to offer to exchange percent (insert a percentage in whole numbers less than 100%) of the Common Shares attributable to my account in the Plan for Preferred Shares. Based on that percentage of my Common Shares, Fidelity will round down this election to the nearest number of whole Common Shares and tender such shares into the Exchange Offer; any fractional Common Shares will remain in my account until I direct otherwise.

☐ Box 3	I direct Fidelity NOT to offer to exchange any of the Common Shares attributable to my account in the Plan.

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